Exhibit 4.1

FORM OF GUARANTEE

This guarantee (this “Guarantee”) dated                       is entered into by

ABB Ltd, Affolternstrasse 44, 8050 Zurich, Switzerland (the “Guarantor”)

Whereas

(A)                              ABB Finance (USA) Inc., a Delaware corporation (the “Issuer”), is the issuer under an indenture, dated as of                       (as may be amended or supplemented from time to time, the “Indenture”), among the Issuer, the Guarantor and Deutsche Bank Trust Company Americas, as trustee, which provides for the issuance from time to time of the Issuer’s senior unsecured debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”), unlimited as to principal amount and which will be guaranteed by the Guarantor.

(B)                                The Guarantor has agreed, under Section 1601 of the Indenture, to issue this Guarantee in respect of all of the Securities issued pursuant to the Indenture to each Holder (as defined in the Indenture) of the Securities.

(C)                                This Guarantee may be modified in accordance with the terms of the Indenture.

Now, therefore the Guarantor undertakes as follows:

1.                                      Definitions

Terms defined in or for the purposes of the Indenture and/or the Securities shall have the same meaning in this Guarantee (including the Recitals), except where the context requires otherwise or where a different meaning is attributed to the relevant terms. Any references herein to any amounts payable, howsoever described, in respect of Securities issued by the Issuer shall include any amounts payable by the Issuer under or in connection with the Indenture.

2.                                      Guarantee

The Guarantor, in accordance with the terms hereof, as primary obligor and not merely as a surety, irrespective of the validity and the legal effects of the Securities, irrespective of restrictions of any kind on the Issuer’s performance of its obligations under the Securities, and waiving all rights of objection and defense arising from the Securities, hereby irrevocably and unconditionally guarantees to the Holders, the due and punctual payment of principal, premium (if any), and interest (including any additional amounts required to be paid in accordance with the terms and conditions of the Securities) from time to time payable by the Issuer in respect of the Securities as and when the same shall become due, whether at stated maturity, upon redemption or repurchase, by acceleration or otherwise, and accordingly undertakes to pay such Holder, in the manner and the currency set forth in the terms and conditions of the Securities, any amount or amounts which the Issuer is at any time liable to pay in respect of such Securities and which the Issuer has failed to pay, including amounts that become due in advance of their stated

maturity as a result of acceleration. Any diligence, presentment, demand, protest or notice, whether in relation to the Guarantor, the Issuer, or any other person, from a Holder, in respect of any of the Guarantor’s obligations under this Guarantee is hereby waived.

3.                                      Status

The obligations of the Guarantor under this Guarantee constitute direct, unsecured and unsubordinated obligations of the Guarantor and the Guarantor undertakes that its obligations hereunder will rank pari passu with all other present or future direct, unsecured and unsubordinated obligations of the Guarantor, save for such obligations as may be mandatorily preferred by law.

4.                                      Duration

This Guarantee is a guarantee of payment and not merely of collection and it shall continue in full force and effect by way of continuing security until all principal, premium and interest (including any additional amounts required to be paid in accordance with the terms and conditions of the Securities) have been paid in full and all other actual or contingent obligations of the Issuer in relation to the Securities or under the Indenture have been satisfied in full.

Notwithstanding the foregoing, if any payment received by any Holder is, on the subsequent bankruptcy or insolvency of the Issuer, avoided under any applicable laws, including, among others, laws relating to bankruptcy or insolvency, such payment will not be considered as having discharged or diminished the liability of the Guarantor and this Guarantee will continue to apply as if such payment had at all times remained owing by the Issuer.

5.                                      Taxation

All payments under this Guarantee shall be made free and clear of, and without withholding or deduction for, taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Switzerland or any authority therein or thereof having power to tax (“Taxes”), unless such withholding or deduction is required by law. In that event, the Guarantor shall pay such additional amounts as shall result in receipt by the relevant Holder of such amounts as would have been received by it had no such withholding or deduction been required (“Additional Amounts”), except that no such Additional Amounts shall be payable with respect to this Guarantee:

(a)                                  to, or to a third party on behalf of, a Holder or another beneficiary of this Guarantee, which is liable to such Taxes in respect of such payment under this Guarantee by reason of his having some connection with the jurisdiction by which such Taxes have been imposed, levied, collected, withheld or assessed other than the mere benefit under this Guarantee; or

(b)                                 where the Security or Coupon is presented or surrendered for payment more than 30 days after the Relevant Date, except to the extent that the relevant Holder would have been entitled to additional amounts on presenting or surrendering the Security or Coupon for payment on the last day of the period of 30 days assuming that day to have been a day on which the Holder of such Security or Coupon is entitled to receive payment in accordance with the Security, the Coupon and the Indenture; or

(c)                                  to, or to a third party on behalf of, a Holder or another beneficiary of this Guarantee who is able to avoid such withholding or deduction by presenting any form, certificate or documentation and/or making a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or

(d)                                 where the Taxes required to be withheld by any Paying Agent from any payment in respect of this Guarantee are able to be avoided if such payment can be made without such withholding by any other Paying Agent; or

(e)                                  where such deduction or withholding is imposed on a payment to an individual or residual entity and is required to be made pursuant to European Council Directive 2003/48/EC (the “EU Savings Tax Directive”) or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive, including the Agreement between the European Community and the Confederation of Switzerland dated as of 26 October 2004 (the “Swiss Savings Tax Directive”) providing for measures equivalent to those laid down in the EU Savings Tax Directive or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, the Swiss Savings Tax Directive; or

(f)                                    where such deduction or withholding is imposed on a payment pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down (i) in the EU Savings Tax Directive or (ii) in the draft legislation proposed by the Swiss Federal Council on 24 August 2011, in particular, the principle to have a person other than the Issuer or the Guarantor withhold or deduct tax; or

(g)                                 where the Security or Coupon is presented for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction (i) by presenting the Security or Coupon to another Paying Agent in a member state of the European Union, or (ii) by authorizing the Paying Agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form required by the relevant tax authority, a declaration, claim, certificate, document or other evidence establishing exemption therefrom; or

(h)                                 in respect of any estate, inheritance, gift, sales, transfer, wealth or personal property tax or any similar tax, duty, assessment or governmental charge; or

(i)                                     in respect of any Taxes that are payable otherwise than by withholding or deduction by the Guarantor, or by a Paying Agent, from the payment of the amount payable in respect of this Guarantee; or

(j)                                     in respect of any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (a), (b), (c), (d), (e), (f), (g), (h) or (i).

For purposes of the foregoing, the “Relevant Date” means, in respect of any payment on any Security or Coupon, the date on which such payment first becomes due and payable, but if the full amount of the monies payable has not been received by the Trustee or, as the case may be, a Paying Agent on or prior to such due date, the Relevant Date means the first date on which, the full amount of such monies having been so received and being available for payment to Holders, notice to that effect has been duly given to the Holders.

6.                                      Exercise of Rights, Subrogation and Claims against the Issuer

Until all principal, premium (if any) and interest and all other monies payable by the Issuer in respect of any Securities shall be paid in full, (i) no right of the Guarantor, by reason of the performance of any of its obligations under this Guarantee, to be indemnified by the Issuer or to take the benefit of or enforce any security or other guarantee or indemnity against the Issuer in connection with the Securities shall be exercised or enforced and (ii) the Guarantor shall not (a) by virtue of this Guarantee or any other reason be subrogated to any rights of any Holder or (b) claim in competition with the Holders against the Issuer. If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Holders by the Issuer under or in connection with the Securities to be paid in full on behalf and for the benefit of the Holders and shall promptly pay or transfer the same to the Holders as they may direct to the extent such amount shall be due and unpaid by the Issuer to the Holders.

7.                                      Notices

Each notice or demand under this Guarantee shall be made in writing, in English, and may be sent by messenger, fax or pre-paid first class post to the Guarantor at the address, and for the attention of the person, from time to time designated by the Guarantor for the purposes of this Guarantee. Any such notice or demand shall be effective when actually received by such addressee. The address, attention and telefax number of the Guarantor for notices or demands under this Guarantee for the time being are as follows:

ABB Ltd
Affolternstrasse 44
8050 Zurich Switzerland
Fax:  +41 43 317 79 92
Attention:  Legal Department

8.                                      Assignment

The Guarantor shall not be entitled to assign or transfer any or all of its rights, benefits or obligations under this Guarantee. Each Holder shall be entitled to assign all or any of its rights and benefits under this Guarantee.

9.                                      Severability

If a provision of this Guarantee is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect the validity or enforceability in that jurisdiction or in any other jurisdiction of any other provision of this Guarantee.

10.                               Subsequent Guarantees

Any Securities issued by the Issuer under the Indenture on or after the date of this Guarantee shall have the benefit of this Guarantee, but shall not have the benefit of any subsequent guarantee of the Guarantor, unless expressly so provided in any such subsequent guarantee.

11.                               Governing Law, Jurisdiction and Waiver of Immunities

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles of such State other than New York General Obligations Law Section 5-1401. The Guarantor hereby appoints CT Corporation System acting through its office at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent (the “Authorized Agent”) for the limited purpose of receiving service of process in any legal action, suit or proceeding against the Guarantor arising out of, or in connection with, this Guarantee or the Indenture instituted in any federal court of the United States or court of the State of New York located in the Borough of Manhattan, The City of New York by the Trustee or the Holder of any Security and agrees that service of process upon such Authorized Agent, together with written notice of said service to the Guarantor by the person serving the same shall be deemed in every respect effective service of process upon the Guarantor in any such legal action, suit or proceeding. The Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any such court (assuming it is a court of competent jurisdiction) in respect of any such legal action, suit or proceeding, and waives any objection which it may now or hereafter have to the laying of venue of any legal such action, suit or proceeding or that such court is an inconvenient forum. Such appointment shall be irrevocable until all obligations due, or that may become due, under or in respect of this Guarantee have been paid in full by the Company or the Guarantor, as the case may be, to the Trustee pursuant to the terms of the Indenture and this Guarantee.  Notwithstanding the foregoing, the Guarantor reserves the right to appoint another Person located or with an office in The City of New York, selected in its discretion, as a successor Authorized Agent, and upon acceptance of such appointment by such a successor the appointment of the prior Authorized Agent shall terminate. If for any reason CT Corporation System ceases to be able to act as the Authorized Agent or to have an address in The City of New York, the Guarantor shall appoint a successor Authorized Agent in accordance with the preceding sentence. The Guarantor further agrees to take any and all action, including the filing of any and all documents and instruments as may be necessary to continue such designation and appointment of such agent in full force and effect until the Indenture has been satisfied and discharged in accordance with the provisions therein. Service of process upon the Authorized Agent addressed to it at the address set forth above, as such address may be changed within The City of New York by notice given by the Authorized Agent to the Trustee, together with written notice of such service mailed or delivered to the Guarantor shall be deemed, in every respect, effective service of process on the Guarantor.

To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guarantee and the Indenture, to the extent permitted by law.

Guarantor:

ABB Ltd

By:	By:
Name:	Name:
Function:	Function: